Exhibit 99.1

Premier, Inc. Reports Fiscal 2020 Fourth-Quarter and Full-Year Results

CHARLOTTE, N.C., Aug. 25, 2020 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal year (FY) 2020 fourth quarter and full year ended June 30, 2020.

All results presented in this press release reflect continuing operations following completion of the sale and exit of the Specialty Pharmacy business on June 7, 2019.

“Our performance in the fourth quarter of fiscal 2020 was consistent with our expectations and demonstrates solid execution while facing the challenges brought on by the COVID-19 pandemic. As a result of the pandemic, our direct sourcing business generated stronger than expected revenue related to our efforts to help our members source critically needed personal protective equipment,” said Susan DeVore, Premier’s chief executive officer. “Conversely, our business performance in the fourth quarter was significantly impacted by lower overall utilization of healthcare-related products due to a substantial decline in elective procedures; the significant or complete shutdown in certain non-healthcare sectors of the economy for which we provide supplies; and delayed decision-making related to new consulting engagements and technology purchases as our members continued to focus on their immediate needs related to addressing the pandemic.”

“Our employees continue to work tirelessly and are committed to supporting our members as they work to effectively treat patients suffering from the effects of COVID-19, gain access to critical supplies and therapies, safely resume elective procedures, and predict disease progression and resurgence,” DeVore continued. “Importantly, the impact of the COVID-19 pandemic on the U.S. healthcare system validates and reinforces our strategy to provide differentiated value to healthcare providers through technology-enabled, end-to-end supply chain and enterprise analytics and performance improvement solutions. We believe our strategy, combined with the actions we recently announced to simplify our structure and provide more stability, predictability and transparency of our business, positions Premier for long-term, sustainable growth and will deliver value to our stakeholders.”

Fiscal 2020 Results and Recent Highlights:

(Financial comparisons are for full-year 2020 vs. full-year 2019)

•	GAAP net revenue increased 7% to $1.30 billion from $1.22 billion a year ago.

•	Supply Chain Services segment revenue increased 11% to $952.8 million from $855.2 million a year ago.

•	Performance Services segment revenue decreased 4% to $346.8 million from $362.5 million a year ago.

•	GAAP net income was $291.1 million compared with $334.7 million a year ago; GAAP diluted earnings per share (EPS) of $2.03 compared with $0.27 per share a year ago.

•	Adjusted EBITDA* of $564.0 million increased slightly from $561.0 million a year ago.

•	Adjusted fully distributed net income* of $337.0 million decreased 3% from $349.1 million a year ago and adjusted fully distributed EPS* increased 2% to $2.73 from $2.66 a year ago.

•	Cash flow from operations was $339.9 million. Free cash flow* of $266.5 million represented 47% of full-year adjusted EBITDA.

•	On August 11, 2020, Premier announced the following:

•	Elimination of its dual-class ownership structure and termination of its tax receivable agreement (TRA) with member-owners

•	Separately, amended group purchasing (GPO) agreements with five, six and seven -year terms with the vast majority of its member-owners.

•	Premier’s Board of Directors initiated and declared a quarterly cash dividend of $0.19, payable on September 15, 2020 to stockholders of record as of September 1, 2020.

•	The company completed the transition to a majority independent Board of Directors on July 31, 2020.

•	As previously announced, the company completed three acquisitions in FY2020: Medpricer (now Conductiv), Acurity/Nexera and Health Design Plus (now Contigo Health).

•

The company repurchased an aggregate of 4.6 million shares of Class A common stock at an average price of $32.28 per share for a total purchase price of $150.0 million under its fiscal year 2020 stock repurchase program.

Fiscal Fourth-Quarter 2020 Highlights:

(Financial comparisons are for fiscal fourth quarter of 2020 vs. fiscal fourth quarter of 2019)

•	GAAP net revenue increased 8% to $342.8 million from $316.2 million a year ago.

•	Supply Chain Services segment revenue increased 14% to $258.4 million from $227.0 million a year ago.

•	Performance Services segment revenue decreased 5% to $84.3 million from $89.2 million a year ago.

•	GAAP net income was $55.4 million compared with $70.2 million a year ago; diluted net loss was $0.31 per share compared with a net loss of $4.28 per share a year ago.

•	Adjusted EBITDA* decreased 15% to $119.5 million from $139.9 million a year ago.

•	Adjusted fully distributed net income* of $71.4 million decreased 17% from $86.3 million a year ago and adjusted fully distributed earnings per share decreased 14% to $0.58 from $0.68 a year ago.

*

Descriptions of consolidated and segment adjusted (non-GAAP) financial measures and non-GAAP free cash flow are provided under “Use and Definition of Non-GAAP Financial Measures” and reconciliations are provided in the tables at the end of this release.

Consolidated Fiscal 2020 Fourth Quarter and Full-Year Financial Highlights

Consolidated Fourth-Quarter Financial Highlights

	Three Months Ended June 30,			Year Ended June 30,
(in thousands, except per share data)	2020	2019	% Change	2020	2019	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$152,027	$170,234	(11)%	$670,593	$662,462	1%
Other services and support	3,786	2,042	85%	12,225	8,561	43%

Services	155,813	172,276	(10)%	682,818	671,023	2%
Products	102,601	54,715	88%	269,945	184,157	47%

Total Supply Chain Services (a)	258,414	226,991	14%	952,763	855,180	11%
Performance Services (a)	84,339	89,243	(5)%	346,829	362,458	(4)%

Total (a)	$342,753	$316,234	8%	$1,299,592	$1,217,638	7%

Net income from continuing operations	$55,400	$70,229	(21)%	$291,126	$334,677	(13)%
Net (loss) income from continuing operations attributable to stockholders	$(22,143)	$(264,421)	(92)%	$598,119	$15,706	3708%
Adjusted net income from continuing operations (b)	$(22,143)	$(264,421)	(92)%	$250,972	$15,706	1498%
Weighted average shares outstanding:
Basic	71,425	61,725	16%	67,035	59,188	13%
Diluted	71,425	61,725	16%	123,614	60,269	105%
(Loss) earnings per share attributable to stockholders from continuing operations:
Basic	$(0.31)	$(4.28)	(93)%	$8.92	$0.27	3262%
Diluted (b)	$(0.31)	$(4.28)	(93)%	$2.03	$0.27	665%

NON-GAAP FINANCIAL MEASURES:
Adjusted EBITDA (a) (c):
Supply Chain Services	$123,216	$141,892	(13)%	$570,298	$548,029	4%
Performance Services	26,305	28,236	(7)%	111,282	129,147	(14)%

Total segment adjusted EBITDA	149,521	170,128	(12)%	681,580	677,176	1%
Corporate	(30,031)	(30,272)	(1)%	(117,540)	(116,134)	1%

Total (a)	$119,490	$139,856	(15)%	$564,040	$561,042	1%

Adjusted fully distributed net income (c)	$71,350	$86,330	(17)%	$337,018	$349,052	(3)%
Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.58	$0.68	(14)%	$2.73	$2.66	2%

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Fiscal 2021 Outlook and Guidance

Due to the continued uncertainty caused by the Covid-19 pandemic, Premier is currently unable to accurately estimate the effect of the pandemic on its business in fiscal year 2021. Therefore, the company is not establishing fiscal 2021 annual guidance at this time.

As previously announced on August 11, 2020, beginning in fiscal year 2022, Premier expects to target a multi-year, compound annual growth rate in the mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted EPS.

Results of Operations for the Three Months Ended June 30, 2020

(As compared with the three months ended June 30, 2019)

GAAP net revenue of $342.8 million increased 8% from $316.2 million for the same period a year ago.

GAAP net income was $55.4 million compared with $70.2 million a year ago. In accordance with GAAP, fiscal 2020 and 2019 fourth-quarter net income attributable to stockholders includes non-cash adjustments of $(48.4) million and $(297.0) million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments resulted primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations.

After the aforementioned non-cash adjustments, the company reported a net loss attributable to stockholders of$22.1 million compared with a net loss of $264.4 million a year ago. On a diluted per-share basis, net loss totaled $0.31 compared with a net loss of $4.28 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

On July 31, 2020, after the planned transition of certain directors affiliated with the company’s member-owners, Premier’s Board of Directors now consists of a majority of independent directors. As a result, the limited partner’s redemption feature is now in full control of the company and the fair value of redeemable limited partners’ capital, as of July 31, 2020, will be reclassified from temporary equity in the mezzanine section of the consolidated balance sheet to additional paid in capital as a component of permanent equity. Furthermore, the company will no longer be required to make a non-cash adjustment referred to above to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period.

Adjusted EBITDA of $119.5 million decreased 15% from $139.9 million for the same period the prior year.

Adjusted fully distributed net income of $71.4 million decreased 17% from $86.3 million for the same period a year ago. Adjusted fully distributed earnings per share decreased 14% to $0.58 from $0.68 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

(For the fiscal fourth quarter of 2020 as compared with the fiscal fourth quarter of 2019)

Supply Chain Services

For the fiscal 2020 fourth quarter, Supply Chain Services segment net revenue of $258.4 million increased 14% from $227.0 million a year ago. Net administrative fees revenue of $152.0 million decreased 11% from $170.2 million a year ago primarily due to a decline in member purchasing volume as a result of the COVID-19 pandemic that caused an interruption of elective procedures, lower overall utilization as well as the slowdown of alternate site spending in non-healthcare related areas.

Products revenue of $102.6 million increased 88% from $54.7 million a year ago, primarily driven by Premier’s ongoing efforts to secure certain personal protective equipment and other high-demand supplies for its members as a result of the COVID-19 pandemic.

Segment adjusted EBITDA, a non-GAAP financial measure, of $123.2 million decreased 13% from $141.9 million for the same period a year ago, primarily driven by a decline in net administrative fees revenue and incremental expenses associated with fiscal 2020 acquisitions of Medpricer (now Conductiv) and assets of Acurity and Nexera. These declines were partially offset by revenue growth in the products business and a decrease in travel and meeting expenses as a result of the pandemic.

Performance Services

Performance Services segment net revenue of $84.3 million decreased 5% from $89.2 million for the same quarter a year ago, primarily driven by a decrease in consulting engagements as a result of healthcare providers focusing on issues related to the COVID-19 pandemic as well as expected lower revenue as a result of the Centers for Medicare and Medicaid Services (CMS) expected discontinuation of the company’s former CMS government contract as part of the overall Hospital Improvement Innovation Network program that ended on March 31, 2020.

Segment adjusted EBITDA of $26.3 million decreased 7% from $28.2 million for the same period a year ago. The decrease was primarily due to lower revenue and continued investments in the company’s Contigo Health direct-to-employer, high-value care network, partially offset by a decrease in expenses associated with the aforementioned CMS contract as well as a decrease in travel and meeting expenses as a result of the pandemic.

Results of Operations for the Twelve Months Ended June 30, 2020

(As compared with the twelve months ended June 30, 2019)

GAAP net revenue of $1.30 billion increased 7% from $1.22 billion for the same period a year ago.

GAAP net income of $291.1 million compared with $334.7 million for the same period a year ago. Fiscal 2020 and 2019 GAAP net income attributable to stockholders required non-cash adjustments of $468.3 million and $(118.1) million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments resulted primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations.

After these non-cash adjustments, the company reported net income attributable to stockholders of $598.1 million compared with a net income of $15.7 million a year ago. On a diluted per-share basis, net income totaled $2.03 compared with $0.27 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

As a result of the change in the structure of Premier’s Board of Directors discussed above, the company will no longer be required to make a non-cash adjustment referred to above to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period.

Adjusted EBITDA of $564.0 million slightly increased from $561.0 million for the same period last year. Adjusted fully distributed net income of $337.0 million decreased 3% from $349.1 million, while adjusted fully distributed EPS of $2.73 increased 2% from $2.66.

Supply Chain Services segment net revenue of $952.8 million increased 11% from $855.2 million a year earlier and segment adjusted EBITDA of $570.3 million increased 4% from $548.0 million.

Performance Services segment net revenue of $346.8 million decreased 4% from $362.5 million a year earlier and segment adjusted EBITDA of $111.3 million decreased 14% from $129.1 million.

Cash Flows and Liquidity

Fiscal 2020 net cash provided by operating activities of $339.9 million compared with $511.9 million for the same period last year. The decrease was driven by prepaid contract administrative fee share of $93.8 million for one-time rebates to certain Acurity members, as agreed to by Acurity prior to entering into a purchase agreement with Premier, which was excluded from the purchase price of the Acurity and Nexera asset acquisition. Additional drivers of the decrease include the timing of cash collections related to approximately $90.0 million in prepayments by the company during the year to procure personal protective equipment related to COVID-19 for members; increased acquisition expenses; and lower Performance Services segment revenue.

Fiscal 2020 net cash used in investing activities and net cash used in financing activities were $222.3 million and $169.0 million, respectively. At June 30, 2020, cash and cash equivalents of $99.3 million compared with $141.1 million at the beginning of the fiscal year and there was an outstanding balance of $75.0 million on the company’s five-year, $1.0 billion revolving credit facility, of which $25.0 million was subsequently repaid in July 2020.

Fiscal 2020 free cash flow was $266.5 million, or 47% of adjusted EBITDA, compared with $342.8 million, or 61% of adjusted EBITDA, for the same period a year ago. The decrease primarily resulted from the same factors that impacted net cash provided by operating activities and were partially offset by lower tax distribution payments to limited partners due to a change in their ownership. Free cash flow was negatively impacted due to the effect of COVID-19 on Premier’s fiscal fourth quarter net administrative fees revenue, as well as a result of the timing of cash inflows and outflows given the company’s strategic decision to use its operating cash flow to procure necessary personal protective equipment in its direct sourcing business to address increased member need for these products. Given the COVID-related surge in member demand, cash flow timing was impacted as a result of when payments were made to purchase products in comparison to the subsequent routine cash collection on product sales. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual TRA payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Conference Call

The conference call will be webcast live from the company’s website and will be available at the following link: PINC Webcast Link. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and providing conference ID number 4668195:

Domestic participant dial-in number (toll-free):	(844	) 296-7719
International participant dial-in number:	(574	) 990-1041

Premier’s presentation that will accompany the conference call and webcast can be accessed via the following link: PINC Fiscal 2020 Fourth Quarter and Full-Year Financial Results.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,100 U.S. hospitals and health systems and approximately 200,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube and Instagram for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

Non-Recurring Items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition and disposition related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted Fully Distributed Net Income is net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iv) excluding the effect of non-recurring and non-cash items, (v) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP and (vi) reflecting an adjustment for income tax expense on adjusted fully distributed net income before income taxes at our estimated effective income tax rate.

Adjusted Fully Distributed Earnings per Share is Adjusted Fully Distributed Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2020 expected to be filed with the Securities and Exchange Commission shortly.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the expected financial and operational impacts of the COVID-19 pandemic on our business segments, our ability to manage expenses during the COVID-19 pandemic, current market environment and uncertainties, expected financial performance, non-GAAP free cash flow generation, the stability, predictability and transparency of our business, and the expected fiscal 2022 growth rates for consolidated net revenue, adjusted EBITDA and adjusted EPS are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2020, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts:

Investor contact:	Media contact:

Angie McCabe	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.3888	202.879.8004
angie_mccabe@premierinc.com	amanda_forster@premierinc.com

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
Net revenue:
Net administrative fees	$152,027	$170,234	$670,593	$662,462
Other services and support	88,125	91,285	359,054	371,019

Services	240,152	261,519	1,029,647	1,033,481
Products	102,601	54,715	269,945	184,157

Net revenue	342,753	316,234	1,299,592	1,217,638
Cost of revenue:
Services	44,310	49,269	188,275	182,375
Products	94,101	49,230	244,516	173,255

Cost of revenue	138,411	98,499	432,791	355,630

Gross profit	204,342	217,735	866,801	862,008
Other operating income:
Remeasurement of tax receivable agreement liabilities	—	—	24,584	—

Other operating income	—	—	24,584	—

Operating expenses:
Selling, general and administrative	119,964	118,787	459,859	438,985
Research and development	568	296	2,376	1,224
Amortization of purchased intangible assets	16,582	13,498	55,530	53,285

Operating expenses	137,114	132,581	517,765	493,494

Operating income	67,228	85,154	373,620	368,514

Equity in net income of unconsolidated affiliates	1,499	971	12,537	5,658
Interest and investment loss, net	(1,464)	157	(11,313)	(2,471)
(Loss) gain on FFF put and call rights	(3,787)	(3,475)	4,690	(17)
Other income (expense)	6,149	(4,907)	4,153	(3,545)

Other income (expense), net	2,397	(7,254)	10,067	(375)

Income before income taxes	69,625	77,900	383,687	368,139
Income tax expense	14,225	7,671	92,561	33,462

Net income from continuing operations	55,400	70,229	291,126	334,677
Income (loss) from discontinued operations, net of tax	45	(46,736)	1,054	(50,598)

Net income	55,445	23,493	292,180	284,079
Net income from continuing operations attributable to noncontrolling interest	(29,129)	(37,676)	(161,318)	(200,907)
Net (income) loss from discontinued operations attributable to noncontrolling interest	(18)	23,849	(498)	25,948

Net income attributable to non-controlling interest in Premier LP	(29,147)	(13,827)	(161,816)	(174,959)
Adjustment of redeemable limited partners’ capital to redemption amount	(48,414)	(296,974)	468,311	(118,064)

Net (loss) income attributable to stockholders	$(22,116)	$(287,308)	$598,675	$(8,944)

Calculation of GAAP Earnings per Share
Numerator for basic earnings per share:
Net (loss) income from continuing operations attributable to stockholders	$(22,143)	$(264,421)	$598,119	$15,706
Net income (loss) from discontinued operations attributable to stockholders	27	(22,887)	556	(24,650)

Net (loss) income attributable to stockholders	$(22,116)	$(287,308)	$598,675	$(8,944)

Numerator for diluted earnings per share:
Net (loss) income from continuing operations attributable to stockholders	$(22,143)	$(264,421)	$598,119	$15,706
Adjustment of redeemable limited partners’ capital to redemption amount	—	—	(468,311)	—
Net income from continuing operations attributable to non-controlling interest in Premier LP	—	—	161,318	—

Net income from continuing operations	$(22,143)	$(264,421)	$291,126	$15,706
Tax effect on Premier, Inc. net income	—	—	(40,154)	—

Adjusted net income from continuing operations	$(22,143)	$(264,421)	$250,972	$15,706

Net income (loss) from discontinued operations attributable to stockholders	$27	$(22,887)	$556	$(24,650)
Net income (loss) from discontinued operations attributable to non-controlling interest in Premier LP	—	—	498	—

Adjusted net income (loss) from discontinued operations	$27	$(22,887)	$1,054	$(24,650)

Adjusted net income	$(22,116)	$(287,308)	$252,026	$(8,944)

Denominator for basic earnings per share:
Weighted average shares	71,425	61,725	67,035	59,188

Denominator for diluted earnings per share:
Weighted average shares	71,425	61,725	67,035	59,188
Effect of dilutive securities:
Stock options	—	—	329	577
Restricted stock	—	—	248	297
Performance share awards	—	—	67	207
Class B shares outstanding	—	—	55,935	—

Weighted average shares and assumed conversions	71,425	61,725	123,614	60,269

Basic earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.31)	$(4.28)	$8.92	$0.27
Basic (loss) earnings per share from discontinued operations	—	(0.37)	0.01	(0.42)

Basic (loss) earnings per share attributable to stockholders	$(0.31)	$(4.65)	$8.93	$(0.15)
Diluted earnings per share:
Diluted earnings per share from continuing operations	$(0.31)	$(4.28)	$2.03	$0.27
Diluted earnings (loss) per share from discontinued operations	—	(0.37)	0.01	(0.42)

Diluted earnings per share attributable to stockholders	$(0.31)	$(4.65)	$2.04	$(0.15)

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2020	June 30, 2019
Assets
Cash and cash equivalents	$99,304	$141,055
Accounts receivable (net of $731 and $739 allowance for doubtful accounts, respectively)	135,063	168,115
Contract assets	215,660	205,509
Inventory	70,997	51,032
Prepaid expenses and other current assets	97,338	23,765
Current assets of discontinued operations	—	24,568

Total current assets	618,362	614,044
Property and equipment (net of $452,609 and $359,235 accumulated depreciation, respectively)	206,728	205,108
Intangible assets (net of $245,160 and $197,858 accumulated amortization, respectively)	417,422	270,722
Goodwill	941,965	880,709
Deferred income tax assets	430,025	422,014
Deferred compensation plan assets	49,175	45,466
Investments in unconsolidated affiliates	133,335	99,636
Operating lease right-of-use assets	57,823	—
Other assets	93,680	31,868

Total assets	$2,948,515	$2,569,567

Liabilities, redeemable limited partners’ capital and stockholders’ equity (deficit)
Accounts payable	$54,841	$54,540
Accrued expenses	53,500	82,476
Revenue share obligations	145,777	137,359
Limited partners’ distribution payable	8,012	13,202
Accrued compensation and benefits	73,262	70,799
Deferred revenue	35,446	35,623
Current portion of tax receivable agreements	13,689	17,505
Line of credit and current portion of long-term debt	79,560	27,608
Other liabilities	31,987	7,113
Current liabilities of discontinued operations	—	11,797

Total current liabilities	496,074	458,022
Long-term debt, less current portion	4,640	6,003
Tax receivable agreements, less current portion	279,981	326,607
Deferred compensation plan obligations	49,175	45,466
Deferred tax liabilities	17,508	4,766
Deferred consideration	112,917	—
Operating lease liabilities, less current portion	52,990	—
Other liabilities	75,658	67,683

Total liabilities	1,088,943	908,547

Redeemable limited partners’ capital	1,720,309	2,523,270
Stockholders’ equity (deficit):
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 71,627,462 shares issued and outstanding at June 30, 2020 and 64,357,305 shares issued and 61,938,157 shares outstanding at June 30, 2019	716	644
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 50,213,098 and 64,548,044 shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively	—	—
Treasury stock, at cost; 0 and 2,419,148 shares at June 30, 2020 and June 30, 2019, respectively	—	(87,220)
Additional paid-in-capital	138,547	—
Accumulated deficit	—	(775,674)

Total stockholders’ equity (deficit)	139,263	(862,250)

Total liabilities, redeemable limited partners’ capital and stockholders’ equity (deficit)	$2,948,515	$2,569,567

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended June 30,
	2020	2019
Operating activities
Net income	$292,180	$284,079
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(1,054)	50,598
Depreciation and amortization	152,827	140,164
Equity in net income of unconsolidated affiliates	(12,537)	(5,658)
Deferred income taxes	67,980	11,878
Stock-based compensation	20,706	29,001
Remeasurement of tax receivable agreement liabilities	(24,584)	—
Impairment of held to maturity investments	8,500	—
(Gain) loss on FFF put and call rights	(4,690)	17
Other	853	9,443
Changes in operating assets and liabilities:
Accounts receivable, inventories, prepaid expenses and other assets	(121,735)	(11,100)
Contract assets	(8,205)	(36,549)
Accounts payable, accrued expenses, deferred revenue, revenue share obligations and other liabilities	(30,353)	40,065

Net cash provided by operating activities from continuing operations	339,888	511,938
Net cash provided by (used in) operating activities from discontinued operations	9,636	(6,599)

Net cash provided by operating activities	$349,524	$505,339

Investing activities
Purchases of property and equipment	$(94,397)	$(93,385)
Acquisition of businesses, net of cash acquired	(121,640)	(50,854)
Investments in unconsolidated affiliates	(10,165)	—
Proceeds from sale of assets	3,632	22,731
Other	248	(7,766)

Net cash used in investing activities from continuing operations	(222,322)	(129,274)
Net cash used in investing activities from discontinued operations	—	(196)

Net cash used in investing activities	$(222,322)	$(129,470)

Financing activities
Payments made on notes payable	$(2,419)	$(676)
Proceeds from credit facility	400,000	50,000
Payments on credit facility	(350,000)	(125,000)
Distributions to limited partners of Premier LP	(48,904)	(57,825)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,425)	(17,975)
Repurchase of Class A common stock (held as treasury stock)	(150,093)	(250,133)
Other	(112)	14,409

Net cash used in financing activities	$(168,953)	$(387,200)

Net decrease in cash and cash equivalents	(41,751)	(11,331)
Cash and cash equivalents at beginning of year	141,055	152,386

Cash and cash equivalents at end of period	$99,304	$141,055

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Year Ended June 30,
	2020	2019
Net cash provided by operating activities from continuing operations (a)	$427,183	$511,938
Purchases of property and equipment	(94,397)	(93,385)
Distributions to limited partners of Premier LP	(48,904)	(57,825)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,425)	(17,975)

Non-GAAP Free Cash Flow	$266,457	$342,753

(a)

Net cash provided by operating activities from continuing operations excludes the impact of the prepaid administrative fee share for one-time rebates paid by Acurity, Inc. to certain of its then members, as agreed to by Acurity, Inc. prior to entering into the Purchase Agreement and the net change in the aforementioned prepaid administrative fee share capitalized on the Consolidated Balance Sheets as of June 30, 2020.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
Net income from continuing operations	$55,400	$70,229	$291,126	$334,677
Interest and investment loss, net	1,464	(157)	11,313	2,471
Income tax expense	14,225	7,671	92,561	33,462
Depreciation and amortization	21,607	23,351	97,297	86,879
Amortization of purchased intangible assets	16,582	13,498	55,530	53,285

EBITDA	109,278	114,592	547,827	510,774
Stock-based compensation	1,774	8,747	21,132	29,396
Acquisition and disposition related expenses	3,056	6,364	19,319	13,154
Remeasurement of tax receivable agreement liabilities	—	—	(24,584)	—
Loss (gain) on FFF put and call rights	3,787	3,475	(4,690)	17
Other expense	1,595	6,678	5,036	7,701

Adjusted EBITDA	$119,490	$139,856	$564,040	$561,042

Income before income taxes	$69,625	$77,900	$383,687	$368,139
Equity in net income of unconsolidated affiliates	(1,499)	(971)	(12,537)	(5,658)
Interest and investment loss, net	1,464	(157)	11,313	2,471
Loss (gain) on FFF put and call rights	3,787	(3,475)	(4,690)	17
Other (income) expense	(6,148)	11,857	(4,153)	3,545

Operating income	67,229	85,154	373,620	368,514
Depreciation and amortization	21,607	23,351	97,297	86,879
Amortization of purchased intangible assets	16,582	13,498	55,530	53,285
Stock-based compensation	1,774	8,747	21,132	29,396
Acquisition and disposition related expenses	3,056	6,364	19,319	13,154
Remeasurement of tax receivable agreement liabilities	—	—	(24,584)	—
Equity in net income of unconsolidated affiliates	1,499	971	12,537	5,658
Deferred compensation plan expense	6,388	1,470	3,904	2,546
Other expense, net	1,355	301	5,285	1,610

Adjusted EBITDA	$119,490	$139,856	$564,040	$561,042

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$123,216	$141,892	$570,298	$548,029
Performance Services	26,305	28,236	111,282	129,147
Corporate	(30,031)	(30,272)	(117,540)	(116,134)

Adjusted EBITDA	$119,490	$139,856	$564,040	$561,042

Net income attributable to stockholders	$(22,116)	$(287,308)	$598,675	$(8,944)
Adjustment of redeemable limited partners’ capital to redemption amount	48,414	296,974	(468,311)	118,064
Net income attributable to non-controlling interest in Premier LP	29,147	13,827	161,816	174,959
(Income) loss from discontinued operations, net of tax	(45)	46,736	(1,054)	50,598
Income tax expense	14,225	7,671	92,561	33,462
Amortization of purchased intangible assets	16,582	13,498	55,530	53,285
Stock-based compensation	1,774	8,747	21,132	29,396
Acquisition and disposition related expenses	3,056	6,364	19,319	13,154
Remeasurement of tax receivable agreement liabilities	—	—	(24,584)	—
Loss (gain) on FFF put and call rights	3,787	3,475	(4,690)	17
Other expense	1,595	6,678	5,036	7,701

Non-GAAP adjusted fully distributed income before income taxes	96,419	116,662	455,430	471,692
Income tax expense on fully distributed income before income taxes	25,069	30,332	118,412	122,640

Non-GAAP Adjusted Fully Distributed Net Income	$71,350	$86,330	$337,018	$349,052

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
Net income attributable to stockholders	$(22,116)	$(287,308)	$598,675	$(8,944)
Adjustment of redeemable limited partners’ capital to redemption amount	48,414	296,974	(468,311)	118,064
Net income attributable to non-controlling interest in Premier LP	29,147	13,827	161,816	174,959
(Income) loss from discontinued operations, net of tax	(45)	46,736	(1,054)	50,598
Income tax expense	14,225	7,671	92,561	33,462
Amortization of purchased intangible assets	16,582	13,498	55,530	53,285
Stock-based compensation	1,774	8,747	21,132	29,396
Acquisition and disposition related expenses	3,056	6,364	19,319	13,154
Remeasurement of tax receivable agreement liabilities	—	—	(24,584)	—
Loss (gain) on FFF put and call rights	3,787	3,475	(4,690)	17
Other expense, net	1,595	6,678	5,036	7,701

Non-GAAP adjusted fully distributed income before income taxes	96,419	116,662	455,430	471,692
Income tax expense on fully distributed income before income taxes	25,069	30,332	118,412	122,640

Non-GAAP Adjusted Fully Distributed Net Income	$71,350	$86,330	$337,018	$349,052

Weighted average:
Common shares used for basic and diluted earnings per share	71,425	61,725	67,035	59,188
Potentially dilutive shares	594	1,522	645	1,081
Conversion of Class B common units	50,380	64,405	55,935	70,827

Weighted average fully distributed shares outstanding - diluted	122,399	127,652	123,614	131,096

GAAP earnings per share	$(0.31)	$(4.65)	$8.93	$(0.15)
Adjustment of redeemable limited partners’ capital to redemption amount	0.68	4.81	(6.99)	1.99
Net income attributable to non-controlling interest in Premier LP	0.41	0.22	2.41	2.96
(Income) loss from discontinued operations, net of tax	—	0.76	(0.02)	0.85
Income tax expense	0.20	0.12	1.38	0.57
Amortization of purchased intangible assets	0.23	0.22	0.83	0.90
Stock-based compensation	0.02	0.14	0.32	0.50
Acquisition and disposition related expenses	0.04	0.10	0.29	0.22
Remeasurement of tax receivable agreement liabilities	—	—	(0.37)	—
Loss (gain) on FFF put and call rights	0.05	0.06	(0.07)	—
Other expense, net	0.02	0.10	0.08	0.12
Impact of corporation taxes	(0.35)	(0.49)	(1.77)	(2.07)
Impact of dilutive shares	(0.41)	(0.71)	(2.29)	(3.23)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.58	$0.68	$2.73	$2.66

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